Exhibit 99.1

PAINCARE HOLDINGS PROVIDES UPDATE ON ANNOUNCEMENT OF YEAR END RESULTS AND RESTATED FINANCIALS

Issues New 2006 Financial Guidance of $85-$88 Million in Revenues and $0.20 -$0.22 Diluted Earnings Per Share; Presumes No Further Acquisitions

Scheduled Teleconference and Webcast Postponed

Orlando, FL – (PR NEWSWIRE) – March 30, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today reported that it has been notified by its independent auditors, Beemer, Pricher, Kuehnhackl & Heidbrink, P.A., that they require additional time to complete the audit of the Company’s 2005 year end financial statements.

Randy Lubinsky, Chief Executive Officer of PainCare, stated, “The delay in completing the financial review and audit process is mainly due to the complexities involved with reviewing new and/or revised accounting methodologies being adopted to comply with prevailing accounting rules and interpretations. At this time, we believe that the 2005 year end results will be ready for reporting to investors on or about April 30, 2006, and that the SEC filings for the 2005 year end and the prior year restatements will be submitted as soon as possible thereafter.”

Continuing, Lubinsky noted, “While we work to complete the audit process, we felt that it was also important to provide our shareholders with some perspective on steps taken by PainCare to address certain of the accounting issues we have faced. Two weeks ago when we first reported our intent to make certain non-cash accounting adjustments, there were three primary issues: first, the need to adjust how we account for warrants issued in conjunction with our past financing activities – also known as derivative securities or hybrid instruments; the second was the need to revise how we account for employee stock options using variable option accounting; and third, the need to revise how we recorded certain intangible assets and goodwill from the acquisitions we’ve made.”

Mark Szporka, Chief Financial Officer, noted, “We are in discussions with those investors holding convertible debentures or warrants issued in conjunction with prior financing transactions in an effort to eliminate ongoing non-cash charges derived from the treatment of those instruments as derivative securities pursuant to FASB 133 and its interpretation under EITF 00-19. In addition, due to the recent adoption of SFAS 123R, which took affect on January 1, 2006, the Company believes it will no longer be subject to reporting its options using variable accounting on a going forward basis. As a result of these rule changes and revisions in accounting treatments, we feel very comfortable resuming our policy of providing financial guidance (on a non-GAAP basis) before adjustments for any non-cash or non-recurring items.”

“Without factoring in any additional acquisitions in 2006 and notwithstanding any non-cash charges that we may incur in 2006 due to the impact of derivative securities accounting, and any costs arising from the defense of pending legal actions, we are revising our 2006 forecasted results to provide for $85-$88 million in total revenues and $0.20 -$0.22 diluted earnings per share,” added Szporka.

The foregoing financial measures constitute non-GAAP financial measures. A quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is not currently possible in that the Company is not presently able to estimate what non-cash charges it will ultimately incur in 2006 due to the impact of derivative securities accounting and the costs arising from the defense of pending legal actions. Such charges and costs could be significant. Management believes the foregoing non-GAAP financial measures are useful in that they provide investors with the best currently available information regarding the Company's operations and financial performance.

The teleconference and webcast scheduled to occur this afternoon has been temporarily postponed. Once the Company has determined the specific date for the release of year 2005 financial results, PainCare will issue a press announcement reflecting the revised date for release of the results and corresponding details for the conference call and webcast.

Concluding, Lubinsky said, “Allow me to once again reiterate that PainCare is strong and performing well operationally. Our business model has proven to be successful – and these accounting challenges aside – our Company will continue to build on its legacy of success to deliver long term value for all of its shareholders.”

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its majority-owned subsidiary, Amphora, the Company is also engaged in providing advanced Intraoperative Monitoring (IOM) and interpretation services to hospitals and surgeons; and through its wholly-owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services.

For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: Any financial implications associated with recent financial accounting treatment changes ;any charges or expenses or other actions as a result of class action litigations against the Company; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Dodi Handy, Elite Financial Communications Group, LLC
at 407.585.1080 or via email at prz@efcg.net